Exhibit 10.4

TENAX THERAPEUTICS, INC.
2016 STOCK INCENTIVE PLAN

AWARD AGREEMENT
(Awarding Incentive Stock Option)

THIS AWARD AGREEMENT (this “Agreement”) is made by and between Tenax Therapeutics, Inc., a Delaware corporation (the “Company”), and [Insert Name of Grantee] (the “Optionee”) pursuant to the provisions of the Tenax Therapeutics, Inc. 2016 Stock Incentive Plan (the “Plan”), which is incorporated herein by reference. Capitalized terms not defined in this Agreement shall have the meanings given to them in the Plan.

WITNESSETH:

WHEREAS, the Optionee is providing, or has agreed to provide, services to the Company, or Affiliate or a Subsidiary of the Company, as an Employee; and

WHEREAS, the Company considers it desirable and in its best interests that the Optionee be given a personal stake in the Company’s growth, development and financial success through the grant of an option to purchase shares of the $0.0001 par value common stock of the Company (the “Shares”).

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

1. Grant of Option. Effective as of [Insert Grant Date] (the “Date of Grant”), the Company hereby grants to the Optionee, an option (the “Option”) to purchase [Insert Number of Shares] Shares at the Option Price per Share of [Insert Option Price] (the “Option Price”), subject to the terms and conditions of the Plan and this Agreement. The future value of such Shares is unknown and cannot be predicted with certainty. If such Shares do not increase in value, the Option will have no value. The Option is intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code. To the extent that the aggregate Fair Market Value (determined as of the Grant Date) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonqualified Stock Options.

2. Term of Option. Subject to earlier termination under Section 4 hereof, the term of the Option shall be ten (10) years (the “Term”).

3. Vesting Schedule. The Option shall vest and become exercisable as to [Insert Vesting Schedule].

In no event will any portion of the Option that is not vested and exercisable at the time of the termination of the Optionee’s service relationship become vested and exercisable following such termination. Further, notwithstanding any provision of the Plan or this Agreement to the contrary, in no event will any portion of the Option that is not vested and exercisable immediately prior to the time of a Sale of the Company become vested and exercisable because of such event.

4. Termination of Option. Except as otherwise provided herein, the Option shall terminate on the earliest to occur of the following:

(a)
The expiration of the Term of the Option.

(b)
Three months after termination of the Optionee’s service relationship for any reason other than one specified in (c) or (d) below.

(c)
The 366th day after termination of the Optionee’s service relationship as a result of the Optionee’s death or disability (within the meaning of Section 22(e)(3) of the Code).

(d)
Termination of the Optionee’s employment relationship by the Company for Cause, or of the Optionee’s service relationship by the Company for reasons that would constitute Cause if the Optionee were an employee.

5. Exercise of Option. The vested portion of the Option may be exercised in whole or in part by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) which shall state the election to exercise the Option and set forth the number of Shares with respect to which the Option is being exercised. The Exercise Notice shall be accompanied by payment of an amount equal to the aggregate Option Price as to all exercised Shares. Payment of such amount shall be by any of the following methods, or combination thereof, at the election of the Optionee: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price; (c) by a cashless (broker-assisted) exercise; or (d) any other method approved or accepted by the Committee in its sole discretion. The Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Option Price.

In connection with such exercise, the Company shall have the right to require that the Optionee make such provision, or furnish the Company such authorization, as may be necessary or desirable so that the Company may satisfy any obligation it has under applicable income tax laws to withhold for income or other taxes due upon or incident to such exercise. The Committee may, in its discretion, permit such withholding obligation to be satisfied through the withholding of Shares that would otherwise be delivered upon exercise of the Option.

6. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or the laws of descent and distribution and, during the Optionee’s lifetime, may only be exercised by the Optionee.

7. Restrictions on Shares. This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchange as may be required. The Optionee agrees to take all steps the Committee determines are necessary to comply with all applicable provisions of federal and state securities law in exercising his or her rights under this Agreement. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of this Option as it deems advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws as may be applicable to such Shares.

8. Forfeiture. Where an Optionee engages in certain competitive activity or is terminated by the Company for Cause, his or her Option and Shares are subject to forfeiture conditions under Section 11.3 of the Plan. Upon the occurrence of any of the events set forth in Section 11.3 of the Plan, in addition to the remedies provided in Section 11.3, the Company shall be entitled to issue a stop transfer order and other documents implementing the forfeiture to its transfer agent, the depository or any of its nominees, and any other person with respect to this Option and the Shares.

9. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, the terms and conditions of the Plan and this Agreement shall be binding upon the Optionee and his or her heirs, executors, administrators, successors and assigns.

10. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Optionee or by the Company forthwith to the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on all parties.

11. Tax Consequences. The exercise of this Option and the subsequent disposition of the Shares may cause the Optionee to be subject to federal, state and/or foreign taxation. The Optionee should consult a tax advisor before exercising this Option or disposing of the Shares purchased hereunder.

12. Qualification as an Incentive Stock Option and Notification of Disqualifying Dispositions. In order for the Option to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code, the Optionee must hold the Shares issued pursuant to the exercise of the Option for the longer of two years after the Date of Grant and one year after such exercise (the “Holding Period”). If the Optionee disposes of any of the Shares issued pursuant to the exercise of the Option before the end of the Holding Period, the Optionee shall notify the Company in writing within ten (10) calendar days thereof of the date of such disposition, the number of Shares disposed of, and the consideration received.

13. Acknowledgement. The Optionee acknowledges and agrees: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the grant of the Option does not create any contractual or other right to receive future grants of options or any right to continue an employment or other relationship with the Company (for the vesting period or otherwise); (iii) that the Optionee remains subject to discharge from such relationship to the same extent as if the Option had not been granted; (iv) that all determinations with respect to any such future grants, including, but not limited to, when and on what terms they shall be made, will be at the sole discretion of the Committee; (v) that participation in the Plan is voluntary; (vi) that the value of the Option is an extraordinary item of compensation that is outside the scope of the Optionee’s employment contract if any; and (vii) that the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar benefits.

14. Employee Data Privacy. As a condition of the grant of this Option, the Optionee consents to the collection, use and transfer of personal data as described in this paragraph. The Optionee understands that the Company and its Affiliates hold certain personal information about the Optionee, including but not limited to the Optionee’s name, home address and telephone number, date of birth, social security number, salary, nationality, job title, shares of common stock or directorships held in the Company, details of all Options or other entitlement to shares of common stock awarded, cancelled, exercised, vested, unvested or outstanding in the Optionee’s favor for the purpose of managing and administering the Plan (“Data”). The Optionee further understands that the Company and/or its Affiliates will transfer Data amongst themselves as necessary for the purposes of implementation, administration and management of the Optionee’s participation in the Plan, and that the Company and/or any of its Affiliates may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plans. The Optionee understands that these recipients may be located in the Optionee’s country of residence or elsewhere. The Optionee authorizes them to receive, possess, use, retain and transfer Data in electronic or other form, for the purposes of implementing, administering and managing the Optionee’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding shares of common stock on the Optionee’s behalf to a broker or other third party with whom the shares acquired on exercise may be deposited. The Optionee understands that the Optionee may, at any time, view the Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the local human resources representative.

15. Confidentiality. The Optionee agrees not to disclose the terms of this offer to anyone other than the members of the Optionee’s immediately family or the Optionee’s counsel or financial advisors and agrees to advise such persons of the confidential nature of this offer.

16. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This Agreement is governed by the internal substantive laws but not the choice of law rules of Delaware.

OPTIONEE	TENAX THERAPEUTICS, INC.

Signature:	By:
Name:	Name:
Title:

Exhibit A

FORM OF
EXERCISE NOTICE FOR 2016 STOCK INCENTIVE PLAN2

Tenax Therapeutics, Inc.
One Copley Parkway, Suite 490
Morrisville, North Carolina 27560
Attention: Stock Plan Administrator

1. Exercise of Option. Effective as of today,                     , 20    , the undersigned (the “Optionee”) hereby elects to exercise the Optionee’s option (the “Option”) to purchase              shares of the Common Stock (the “Shares”) of Tenax Therapeutics, Inc. (the “Company”) under and pursuant to the Tenax Therapeutics, Inc. 2016 Stock Incentive Plan (the “Plan”) and the Award Agreement with a grant date of                 , 20     (the “Award”). The Grant Number of the Option is             , and the per share exercise price is $        .

2. Delivery of Payment. The Optionee herewith delivers to the Company the aggregate exercise price of the Option, as set forth in the Award, by means of (check one):

☐
a check in U.S. dollars made payable to Tenax Therapeutics, Inc. or bank transfer;

or

☐
(i) a share certificate (or certificates) representing previously acquired shares and (ii) a check in U.S. Dollars made payable to Tenax Therapeutics, Inc. or bank transfer that, in combination, have an aggregate value (the Fair Market Value of the shares delivered plus the check or bank transfer amount) equal to the aggregate exercise price of the Option.

3. Representations of Optionee. The Optionee acknowledges that the Optionee has received, read and understood the Plan and the Award and agrees to abide by and be bound by their terms and conditions. In making the decision to exercise the option(s) the Optionee has relied upon his or her own independent investigations or those made by his or her representatives, if any (including professional, financial, tax, legal and other advisors). The Optionee (and his or her representatives, if any) has had an opportunity to review information with respect to the Company, desires no further additional information concerning the Company or its operations, and deems such information reviewed adequate to evaluate the merits and risks of the Optionee’s investment in the Company.

The Optionee acknowledges that the Company is relying upon each of the above representations in connection with the exercise of the option and the issuance of the underlying Shares.

2
The actual form of exercise notice used by Optionee to exercise the Options covered by this Award will vary from this form, depending upon various circumstances relating to the decision to exercise. Optionee should contact the Plan Administrator if he/she desires to exercise the Option.

4. Rights as Shareholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in the Plan.

5. Tax Consultation and Withholding. The Optionee understands that the Optionee may suffer adverse tax consequences as a result of the Optionee’s purchase or disposition of the Shares. The Optionee represents that the Optionee has consulted with any tax consultants the Optionee deems advisable in connection with the purchase or disposition of the Shares and that the Optionee is not relying on the Company for any tax advice. The Optionee further understands that the Optionee’s purchase of the Shares may give rise to an obligation on the part of the Company to withhold for income or other taxes due and agrees to make a payment to the Company in the amount necessary to allow the Company to satisfy any withholding obligations.

6. Restrictive Legends. The Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TENAX THERAPEUTICS, INC. 2016 STOCK INCENTIVE PLAN, AS SUCH PLAN MAY BE ALTERED, AMENDED, RESTATED OR MODIFIED FROM TIME TO TIME, AND ANY TRANSFEREE OF THESE SECURITIES SHALL BE SUBJECT TO THE TERMS OF SUCH PLAN. COPIES OF THE FOREGOING PLAN ARE MAINTAINED WITH THE CORPORATE RECORDS OF THE ISSUER AND ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE ISSUER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO AN AWARD AGREEMENT BETWEEN THE ISSUER AND THE HOLDER, AS SUCH AGREEMENT MAY BE AMENDED, RESTATED OR MODIFIED FROM TIME TO TIME, AND ANY TRANSFEREE OF THESE SECURITIES SHALL BE SUBJECT TO THE TERMS OF SUCH AGREEMENT. COPIES OF THE FOREGOING AGREEMENT ARE MAINTAINED WITH THE CORPORATE RECORDS OF THE ISSUER AND ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE ISSUER.

7. Governing Law. This Agreement shall be governed by the internal substantive laws but not the choice of law rules of Delaware.

8. Entire Agreement. The Plan and Award are incorporated herein by reference. This Agreement, the Plan, and the Award constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee.

Submitted by:	Accepted by:

OPTIONEE	TENAX THERAPEUTICS, INC.

Signature:	By:
Name:	Name:
Title:
Date: